Exhibit 99(f)

                                FORM OF ELECTION


                        To be completed and received by:

                   First Merchants Bank, National Association
                        200 East Jackson Street, Box 792
                              Muncie, Indiana 47305
                   Attention: Trust Department - Brian Edwards

                                  No Later Than
                            5:00 P.M. on ______, 2002


                                    IMPORTANT

          An executed and completed Form of Election must be received by the Trust Department of First Merchants Bank, National Association, at the address indicated above, by 5:00 P.M., Muncie, Indiana time, on _______, 2002, in order to make a valid Election.

          PLEASE FOLLOW CAREFULLY THE INSTRUCTIONS SET FORTH ON PAGES 2 THROUGH
          4.

          Questions and requests for assistance or additional copies of this Form of Election may be directed to Brian Edwards, First Merchants Bank, National Association, 200 East Jackson Street, Box 792, Muncie, Indiana 47305, Telephone: (765) 741-7278.


                                  Ex. 99(f)-1

                                  INSTRUCTIONS

1. DELIVERY OF FORMS OF ELECTION.

     The method of delivery of this Form of Election to the Trust Department of First Merchants Bank, National Association is at your option and risk. A self-addressed, stamped envelope is enclosed for your convenience.

2. DESCRIPTION OF ELECTION.

     This Form of Election is being provided to shareholders of Lafayette Bancorporation ("Lafayette") in accordance with the Agreement of Reorganization and Merger dated October 14, 2001 (the "Merger Agreement"), between Lafayette and First Merchants Corporation, Muncie, Indiana ("First Merchants"). A description of the consideration and election options relating to the merger is contained in (i) the Joint Proxy Statement-Prospectus dated ______, 2002, which accompanies this Form of Election, relating to the Lafayette special meeting of shareholders to be held on ________, 2002, which was sent to all Lafayette shareholders of record as of ________, 2002, and (ii) the Merger Agreement attached as Appendix A to the Joint Proxy Statement-Prospectus.

     Election. In order to make an election to receive either (i) 1.11 shares of First Merchants common stock ("Option 1"), subject to possible upward or downward adjustment as provided in the Merger Agreement, or (ii) $30.00 in cash ("Option 2") for each share of your Lafayette stock, you should complete Section A by checking the appropriate option. You may elect Option 1 for all of your Lafayette shares, Option 2 for all of your Lafayette shares, or a combination of Option 1 for a portion of your Lafayette shares and Option 2 for a portion of your Lafayette shares. For each option, you must specifically indicate in the blank provided by each option the number of your shares of Lafayette common stock for which you wish to elect either Option 1 or Option 2. Failure to indicate the number of shares for which you wish to elect either Option 1 or Option 2 will result in an invalid election and will be treated as if the Lafayette shareholder elected Option 1 for all shares owned. You must also supply your taxpayer identification number and provide the certification contained in Section B on page 6. Failure to furnish the taxpayer identification number and the certification may result in backup withholding on payments due to you. See Instruction 4.

     In the event you elect Option 1 and the application of the conversion ratio to your Lafayette shares results in fractional shares of First Merchants common stock, you will receive cash for the fractional interest. No fractional shares of First Merchants common stock will be issued to Lafayette shareholders. The price of the fractional interest for which you will receive cash will equal the average of the mid-point between the bid and ask prices of the common stock of First Merchants as reported by Bloomberg, L.P. for the thirty (30) NASDAQ trading days preceding the fifth (5th) calendar day prior to the closing date of the merger of Lafayette with and into First Merchants pursuant to the Merger Agreement (the "Merger").

     The conversion ratio is subject to possible upward or downward adjustment as described in the Merger Agreement and the Joint Proxy Statement-Prospectus.


                                  Ex. 99(f)-2

     Oversubscriptions. In the event the elections submitted by Lafayette shareholders under Option 2 would entitle Lafayette's shareholders to receive in the aggregate less than $50,329,248 in cash (including cash payments for fractional shares and payments to dissenting shareholders), all valid Option 1 stock elections and Option 2 cash elections of Lafayette shareholders shall be honored. In the event (i) the elections submitted by Lafayette shareholders under Option 2 would entitle Lafayette shareholders to receive in the aggregate more than $50,329,248 in cash or (ii) the merger would not satisfy the "continuity of interest" rule applicable to tax-free reorganizations under the Internal Revenue Code of 1986, as amended (Continuity of Interest Rule), due to the amount of cash that would be issuable in connection with the merger, certain of the Option 2 cash elections of the Lafayette shareholders shall be converted into Option 1 stock elections. The Option 2 cash election covering the largest number of Lafayette shares will be converted into an Option 1 stock election first, followed by the Option 2 cash election which covers the next largest number of Lafayette shares being converted into an Option 1 stock election and continuing this process until the total remaining number of Lafayette shares covered by Option 2 cash elections is such that the merger will result in cash payments of no more than $50,329,248 and will satisfy the Continuity of Interest Rule. As a result of such provisions, certain Lafayette shareholders may receive less cash and more First Merchants common stock for their shares than they elected based on the choices made by the other Lafayette shareholders. First Merchants and Lafayette may, upon mutual agreement, apply such adjustments only to such extent and to such number of Lafayette shareholders as is necessary to assure that the Merger will qualify as a tax-free reorganization.

     No Election. Shares of Lafayette common stock for which no Form of Election is timely received or ever received or which are the subject of otherwise invalid elections will be treated as if the holder elected Option 1 for all shares owned. First Merchants and Lafayette shall mutually determine the validity of elections submitted by Lafayette's shareholders.

3. SHARES ACTUALLY OWNED JOINTLY.

     Shareholders who actually own their Lafayette common stock jointly with another person must make a joint election with that person. Sections A and B and, if applicable, Section C must be completed on behalf of such joint owners. The joint owners must both sign on page 8, and return this completed Form of Election.

4. 30.5% BACKUP WITHHOLDING.

     Under Federal income tax laws, the Trust Department of First Merchants Bank, National Association as the Exchange Agent must generally withhold 30.5% of interest, dividends and certain other payments if the recipient of a cash payment for shares of Lafayette common stock fails to furnish the Trust Department of First Merchants Bank, National Association with the correct taxpayer identification number and fails to certify that they are not subject to backup withholding. Certain penalties may also apply. For most individual taxpayers, the taxpayer identification number is their social security number. Each Lafayette shareholder should provide their taxpayer identification number (or indicate that they are awaiting their taxpayer identification number to be issued) and complete the certification in Section B of this Form of


                                  Ex. 99(f)-3

Election and, if such is the case, check the box indicating that they are not subject to backup withholding.

5. SPECIAL DEPOSIT INSTRUCTIONS.

     Shareholders of Lafayette who have accounts at Lafayette Bank and Trust Company or First Merchants Bank, National Association may elect to have any cash distributable to them upon surrender of their Lafayette common stock deposited directly into their account by completing the Special Deposit Instructions in Section C.


                                  Ex. 99(f)-4

                     ELECTION AND TAX IDENTIFICATION NUMBER

     In connection with the merger of Lafayette with First Merchants, pursuant to the Merger Agreement included and summarized in the Joint Proxy Statement-Prospectus, the registered holder of shares of Lafayette common stock, as indicated below, elects to receive the consideration under the option indicated in Section A below from First Merchants in exchange for their shares of Lafayette common stock.

     The undersigned understands and agrees that all elections are subject to the terms, conditions and limitations set forth in the Joint Proxy Statement-Prospectus, the Merger Agreement and the instructions set forth in this Form of Election.

SECTION A:  ELECTION

          The undersigned Lafayette shareholder hereby elects to receive the following consideration under the Merger Agreement (check only one box in Section 1 and check the box in Section 2, if applicable):

          [ ] Option 1 (First Merchants common stock) for ____ of my shares of Lafayette common stock.

          [ ] Option 2 (cash only) for ____ of my shares of Lafayette common stock.


                                  Ex. 99(f)-5

         SECTION B: TAXPAYER IDENTIFICATION NUMBER SUBSTITUTE FORM W-9

1.        Please provide your Taxpayer
          Identification Number in the
          space at right and certify by
          signing and dating below. For      ____________________________
          most individual taxpayers,
          their Taxpayer Identification
          Number is their Social
          Security Number.

2.        Check the box at right if you      [ ]
          have filed IRS Form SS-4 and
          are awaiting your Taxpayer
          Identification Number to be
          issued to you.

3.        Check the box at right if you      [ ]
          are NOT subject to withholding
          under the provisions of
          Section 3406(a)(1)(C) of the
          Internal Revenue Code because
          (a) you are exempt from backup
          withholding, or (b) the
          Internal Revenue Service has
          not notified you that you are
          subject to backup withholding
          as a result of your failure to
          report all interest or
          dividends or (c) the Internal
          Revenue Service has notified
          you that you are no longer
          subject to backup withholding.

CERTIFICATION - Under the penalties of perjury, I certify that the information provided in this Section B is true, correct and complete.


Date:  _________________________, 2002


Sign Here:
           ------------------------------------------
Printed:
         --------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS INFORMATION MAY RESULT IN BACKUP WITHHOLDING OF 30.5% ON CASH PAYMENTS DUE TO YOU. SEE INSTRUCTIONS 2 AND 4.


                                  Ex. 99(f)-6

SECTION C:  SPECIAL DEPOSIT INSTRUCTIONS

     Complete the following ONLY if any cash you receive as a part of the consideration for your shares of Lafayette common stock is to be deposited into your account at Lafayette Bank and Trust Company or First Merchants Bank, National Association.

DEPOSIT CHECK INTO: (Check one box)

     [ ]  Lafayette Bank and Trust Company

     [ ]  First Merchants Bank, National Association

     Account Number ____________________________________________ for the credit of the shareholder(s). Said account is registered in the name of________________
_________________________________________________________________________.

                                  Ex. 99(f)-7

================================================================================

     The undersigned hereby represents and warrants to First Merchants and Lafayette that the undersigned has full power and authority to submit this Form of Election. The election(s) made herein shall survive the death or incapacity of the undersigned. The undersigned understands and agrees that election options are subject to the terms, conditions, and limitations set forth in the Joint Proxy Statement-Prospectus, the Merger Agreement and in the instructions set forth in this Form of Election.


Dated:  _______________________, 2002

----------------------------------
Number of Shares Held

                                                      [Label Here]
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Signature of Shareholder

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Printed Name                                Telephone Number

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Address

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Signature of Shareholder

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Printed Name                                Telephone Number

----------------------------------
Address

                                  Ex. 99(f)-8